Exhibit 99.1

Press Release
Trident Microsystems Reports Results for First Quarter of Fiscal Year 2009
Santa Clara, Calif. — November 3, 2008 — Trident Microsystems, Inc. (NASDAQ: TRID), a leader in high-performance semiconductor system solutions for the multimedia and digital television markets, today announced results for the first quarter of fiscal year 2009, which ended September 30, 2008.
For the first quarter of fiscal year 2009, the company reported net revenues of $34.8 million, representing a sequential decrease of 12% compared with net revenues of $39.5 million in the quarter ended June 30, 2008 and a 61% year-over-year decrease from the $88.2 million reported in the quarter ended September 30, 2007.
GAAP Results
For the first quarter of fiscal year 2009, a net loss of $18.0 million, or a loss of $0.29 per diluted share, was recorded on a generally accepted accounting principles (“GAAP”) basis, which included $14.7 million of GAAP adjustments. This compares to a net loss of $6.9 million, or a loss of $0.11 per diluted share, in the quarter ended June 30, 2008, which included $13.9 million of GAAP adjustments, and to a net income of $10.1 million, or $0.16 per diluted share, in the quarter ended September 30, 2007, which included $14.1 million in GAAP adjustments.
Non-GAAP Results
Non-GAAP net loss for the first quarter of fiscal year 2009 was $3.3 million or a loss of $0.05 per diluted share. This compares with non-GAAP net income of $7.0 million, or $0.11 per diluted share, in the fourth quarter of fiscal year 2008, and with net income of $24.1 million, or $0.37 per diluted share, in the first quarter of fiscal year 2008.
A detailed reconciliation between GAAP and non-GAAP net income/loss is provided in a table following the non-GAAP consolidated statements of operations.
“Our financial results and outlook continue to be challenged and constrained by the evolving market for our products and our customers’ shifting market strategies, combined with an increasingly difficult macroeconomic environment. The reduction in force we announced last week is an important step in our effort to realign the company with our current outlook,” said Sylvia D. Summers, Trident’s Chief Executive Officer and President.
“Through this difficult time, we remain committed to our strategy of recapturing our tier one customer base through prudent investments in our future products, in alignment with our long-term operating model. Drawing upon our strong balance sheet and cash position, we intend to invest in extending our premier picture quality product roadmap and provide our tier one customers with premium solutions and service. Combined with the streamlining of our operations, these steps will enable us to emerge stronger and help us focus on remaining a leading provider to the multimedia and digital television markets,” added Summers.

Additional Highlights
—	Product progress evidenced at IFA 2008 European Trade Show:
•	Grundig Electronics demonstrated Trident’s DVB-T SoC solution in their latest “Vision 7” TV and this model is ready for production.

•	A leading Tier-One digital TV supplier demonstrated its ultra thin flat panel TV driven by Trident’s SVP-WX2 solution.
—	Expanded management team:
•	Hired Saeid Moshkelani as Senior Vice President of Engineering.

•	Appointed Dr. Hungwen (Wen) Li to Chief Marketing Officer.
—	Strengthened sales organization:
•	Opened Trident Korea office to strengthen presence among Tier-One OEM’s.
Current Outlook
Trident’s outlook for the second quarter of fiscal year 2009, described below, is based on current expectations and is subject to various factors, including those set forth in the Forward-Looking Information statement below. Actual results may differ materially.
Second Quarter Fiscal Year 2009
—	Trident expects net revenues to be in the range of approximately $20-23 million.

—	Non-GAAP gross margins are projected flat in the 40-42% range.

—	Non-GAAP operating expenses are projected to be approximately $11 to $12 million for R&D expenses and approximately $5 to $6 million for SG&A expenses.

—	Non-GAAP Operating loss is projected at $7-8 million.

—	Provision for income taxes is projected to be approximately $1 million.

—	GAAP expense adjustments are projected to be in the $7 to $8 million range and include a restructuring charge of approximately $1 million, as previously announced on October 27, 2008.
Use of Non-GAAP Financial Information
To supplement the consolidated financial results prepared under GAAP, Trident uses a non-GAAP conforming, or non-GAAP, measure of net income (loss) that is GAAP net income (loss) adjusted to exclude certain costs, expenses and gains. Non-GAAP net income (loss) gives an indication of Trident’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. In addition, non-GAAP net income (loss) is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. Trident computes non-GAAP net income (loss) by adjusting GAAP net income (loss) for stock-based compensation expense, expenses related to the stock option investigation and related matters, expenses related to software license fees adjustment, amortization of intangible assets from the acquisition of Trident’s Beijing subsidiary and the purchase of the minority interests of Trident’s Taiwan subsidiary (Trident Technologies, Inc.), impairment loss, capital gains and losses and dividend income. A detailed reconciliation between net income (loss) on a GAAP basis and non-GAAP net income (loss) is provided in a table following non-GAAP Consolidated Statements of Operations.
Investor Conference Call
Trident will host a conference call today, November 3, 2008, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss these quarterly results. Shareholders may participate in the call by calling 888-679-8037 or 617-213-4849 and entering passcode 45008817.
This call is being webcasted by Thomson/CCBN and can be accessed at Trident’s web site at: http://www.tridentmicro.com. The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com). A replay of the conference call will be available from 5:00 p.m. Pacific Time November 3, 2008 until midnight Pacific Time, on November 10, 2008 and can be accessed by calling 888-286-8010 (domestic) or 617-801-6888 (international) using access code 95171129.
Forward-Looking Information
This press release contains forward-looking statements, including statements regarding financial expectations for the second quarter of fiscal year 2009, the status of the market, Trident’s market share, Trident’s ability to develop and deliver SoC solutions and win in the multimedia and digital television markets, Trident’s ability to leverage its technology leadership and engineering talent to take advantage of market changes and achieve its aggressive plan for strategic growth in 2009 including recapturing its customer base, challenges and competition that Trident faces in its markets, and Trident’s expectations regarding the market for its products and product introductions. The forward-looking statements made above are subject to certain risks and uncertainties, and actual results could vary materially depending on a number of factors. These risks include, in particular, the timing of product introductions, the ability to obtain design wins among major OEMs for Trident’s products, and competitive pressures, including pricing and competitors’ new product introductions. Additional factors that may affect Trident’s business are described in detail in Trident’s filings with the Securities and Exchange Commission available at www.sec.gov.
About Trident Microsystems, Inc.
Trident Microsystems, Inc., with headquarters in Santa Clara, California, designs, develops and markets integrated circuits, or ICs, and associated software for digital media applications, such as digital television, LCD television, or TV, and digital set-top boxes, or STB. Trident’s products are sold to a network of OEMs, original design manufacturers and system integrators worldwide. For further information about Trident and its products, please consult the Company’s web site: http://www.tridentmicro.com.
NOTE: Trident is a registered trademark of Trident Microsystems, Inc., HiDTV™, DPTV(™), SVP(™) WX, SVP(™) UX, SVP(™) PXP and SVP(™) CX are trademarks of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.
For More Information
The Blueshirt Group for Trident Microsystems
Suzanne Craig or Maria Riley
Tel: +1-415-217-7722
Email: Suzanne or Maria@blueshirtgroup.com
Web site: http://www.tridentmicro.com

Trident Microsystems, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	June 30,
(In thousands)	2008	2008

ASSETS
Current assets
Cash and cash equivalents	$229,357	$213,296
Short-term investments	741	26,704
Accounts receivable, net	1,686	4,510
Inventories	9,776	8,680
Prepaid expenses and other current assets (1)	14,145	12,863

Total current assets	255,705	266,053

Property and equipment, net	23,120	23,425
Intangible assets, net	6,798	8,428
Goodwill	1,432	1,432
Other assets	10,416	9,977

Total assets	$297,471	$309,315

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$18,120	$10,889
Accrued expenses and other current liabilities	20,200	22,910
Income taxes payable	15,537	16,309

Total current liabilities	53,857	50,108
Long-term income taxes payable	20,543	21,579
Deferred income tax liabilities	274	370

Total liabilities	74,674	72,057

Stockholders’ equity
Capital stock	211,930	208,360
Retained earnings	10,981	28,950
Accumulated other comprehensive loss	(114)	(52)

Total stockholders’ equity	222,797	237,258

Total liabilities and stockholders’ equity	$297,471	$309,315

(1)	Amount as of September 30, 2008 included $3.6 million of receivable from sale of UMC stock.

Trident Microsystems, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
(In thousands, except per share data)	2008	2008	2007

Net revenues	$34,782	$39,496	$88,174
Cost of revenues (1)	22,707	22,736	46,008

Gross profit	12,075	16,760	42,166
Gross margin	34.7%	42.4%	47.8%
Research and development expenses (2)	13,065	13,223	12,939
% of net revenues	37.6%	33.5%	14.7%
Selling, general and administrative expenses (SG&A)	10,105	10,207	17,301
% of net revenues	29.1%	25.8%	19.6%

Income (loss) from operations	(11,095)	(6,670)	11,926
% of net revenues	(31.9)%	(16.9)%	13.5%
Net (loss) on investment in / dividend income from UMC stock	(8,141)	(6,480)	1,783
Interest and other income, net	3,128	1,328	1,909

Income (loss) before income taxes	(16,108)	(11,822)	15,618
% of net revenues	(46.3)%	(29.9)%	17.7%
Provision for (benefit from) income taxes (3)	1,861	(4,892)	5,559
% of net revenues	5.4%	(12.4)%	6.3%

Net income (loss)	$(17,969)	$(6,930)	$10,059
% of net revenues	(51.7)%	(17.5)%	11.4%

Basic net income (loss) per share	$(0.29)	$(0.11)	$0.17

Common shares used in computing basic per share amounts	61,152	60,390	58,851

Diluted net income (loss) per share	$(0.29)	$(0.11)	$0.16

Common and common equivalent shares used in computing diluted per share amounts under GAAP basis	61,152	60,390	63,605

(1) & (2)-	During fiscal year ended June 30, 2008, the Company reclassified certain prior period balances from “Research and development” to “Cost of revenues”. These reclassifications did not impact any prior amounts of reported net income (loss), total assets, total liabilities, stockholders’ equity, and results of operations or cash flows. See the reconciliation for such reclassification for the three months ended September 30, 2007.
Reconciliation for R&D expenses reclassification:

Three Months Ended
September 30,
2007
Cost of revenues (1):
Balance before reclassification	$45,035
Reclassification from research and development	973

Balance after reclassification	$46,008

Research and development expenses (2):
Balance before reclassification	$13,912
Reclassification to cost of revenues	(973)

Balance after reclassification	$12,939

(3)	Amounts for each quarter ended, included the amortization of foreign taxes associated with intercompany profit on assets remaining within Trident’s group.

Trident Microsystems, Inc.
Non-GAAP Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
(In thousands, except per share data)	2008	2008	2007

Net revenues	$34,782	$39,496	$88,174
Cost of revenues (1)	20,644	21,446	44,246

Gross profit	14,138	18,050	43,928
Gross margin	40.6%	45.7%	49.8%
Research and development expenses (2)	11,721	10,717	9,010
% of net revenues	33.7%	27.1%	10.2%
Selling, general and administrative expenses	6,971	6,584	7,135
% of net revenues	20.0%	16.7%	8.1%

Income (loss) from operations	(4,554)	749	27,783
% of net revenues	(13.1)%	1.9%	31.5%
Interest and other income, net (3)	3,116	1,322	1,909

Income (loss) before income taxes	(1,438)	2,071	29,692
% of net revenues	(4.1)%	5.2%	33.7%
Provision for (benefit from) income taxes (4)	1,861	(4,892)	5,559
% of net revenues	5.4%	(12.4)%	6.3%

Net income (loss)	$(3,299)	$6,963	$24,133
% of net revenues	(9.5)%	17.6%	27.4%

Basic net income (loss) per share	$(0.05)	$0.12	$0.41

Common shares used in computing basic per share amounts	61,152	60,390	58,851

Diluted net income (loss) per share	$(0.05)	$0.11	$0.37

Common and common equivalent shares used in computing diluted per share amounts under non-GAAP basis (5)	61,152	63,541	65,110

(1) & (2) —	During fiscal year ended June 30, 2008, the Company reclassified certain prior period balances from “Research and development” to “Cost of revenues”. These reclassifications did not impact any prior amounts of reported net income (loss), total assets, total liabilities, stockholders’ equity, and results of operations or cash flows. See the reconciliation for such reclassification for the three months ended September 30, 2007.
Reconciliation for R&D expenses reclassification:

Three Months Ended
September 30,
2007
Cost of revenues (1):
Balance before reclassification	$43,398
Reclassification from research and development (excluding stock-based compensation expense)	848

Balance after reclassification	$44,246

Research and development expenses (2):
Balance before reclassification	$9,858
Reclassification to cost of revenues (excluding stock-based compensation expense)	(848)

Balance after reclassification	$9,010

(3)	Amount in the three months ended September 30, 2008 included a $2.0 million foreign currency remeasurement gain related to income taxes payable in foreign jurisdictions, which resulted from the relative strengthening of the U.S. dollar.

(4)	Amounts for each quarter ended, included the amortization of foreign taxes associated with intercompany profit on assets remaining within Trident’s group.

(5)	Common and common equivalent shares used to calculate non-GAAP diluted net income per share excluded all the unamortized stock compensation of stock options and restricted shares when determining whether the awards are anti-dilutive. We also excluded unamortized stock compensation from the assumed proceeds under the treasury stock method. Non-GAAP results for the three months ended September 30, 2007 have been adjusted to reflect such exclusion.

Trident Microsystems, Inc.
Reconciliation between net income (loss) on a GAAP basis and a non-GAAP basis:

	Three Months Ended
	September 30,	June 30,	September 30,
(In thousands, except per share data, unaudited)	2008	2008	2007

GAAP net income (loss)	$(17,969)	$(6,930)	$10,059
Impairment of acquisition-related intangible assets (1)
Cost of revenues	383	—	—
Selling, general and administrative expenses	4	—

Total impairment of acquisition-related intangible assets	387	—	—

Amortization of acquisition-related intangible assets (2)
Cost of revenues	1,106	1,127	1,486
Selling, general and administrative expenses	137	146	167

Total amortization of acquisition-related intangible assets	1,243	1,273	1,653

Stock-based compensation expense (3)
Cost of revenues	155	163	276
Research and development	1,753	2,596	3,929
Selling, general and administrative expenses	774	1,608	6,238

Total stock-based compensation expense	2,682	4,367	10,443

Stock options related professional fees — (SG&A) (4)	2,219	1,869	3,761

Software license fees — (R&D) (5)	(409)	(90)	—

Prepaid royalties adjustment (6)
Cost of revenues	419	—	—

Loss/Impairment/Dividend on UMC stock (7)
Loss of sale of UMC stock	8,913	—	—
Impairment loss of UMC stock	429	6,480	—
UMC stock dividend income	(1,201)	—	(1,783)

Total impact on UMC stock	8,141	6,480	(1,783)

Capital gain on investments, net (8)	(12)	(6)	—

Non-GAAP net income (loss)	$(3,299)	$6,963	$24,133

Basic net income (loss) per share	$(0.05)	$0.12	$0.41

Common shares used in computing basic per share amounts	61,152	60,390	58,851

Diluted net income (loss) per share	$(0.05)	$0.11	$0.37

Common and common equivalent shares used in computing diluted per share amounts under non-GAAP basis	61,152	63,541	65,110

(1)	Charges for intangible assets impairment incurred as a result of their carrying value exceeding the fair value. The impaired intangible assets related to acquired Tiside. Management believes that these charges are not directly associated with the Company’s core operating performance.

(2)	Amortization of acquisition-related intangible assets represents the amortization of identifiable intangible assets from the acquisition of Tiside and the purchase of the minority interests of the Company’s TTI subsidiary. Management deemed that these acquisition-related charges are not related to Trident’s core operating performance and it is appropriate to exclude those charges from Trident’s non-GAAP financial measures, as it enhances the ability of investors to compare Trident’s period-over-period operating results.

(3)	Stock-based compensation expense relates primarily to the equity awards such as stock options and restricted stock. This is non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Trident’s control. Hence, management excludes this item from the non-GAAP financial measures.

(4)	Stock options related professional fees are excluded from the non-GAAP net income (loss) calculation. Management believes that these professional fees are not related to the Company’s ongoing business and operating performance.

(5)	Software license fees represent an adjustment for prior years’ software usage.

(6)	Adjustment incurred to write down existing royalties that the Company prepaid to certain vendors. Management believes that the adjustment is not directly associated with Trident’s core operating performance.

(7)	Management believes that the capital loss on the sale of UMC stock and the dividend income received from UMC are not directly related to the ongoing business and operating performance of Trident. In addition, at September 30, 2008, based on the guidance prescribed in FSPs No. FAS 115-1 and FAS 124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, the Company determined that the decline in value of its remaining investment in UMC was other than temporary. As a result, the Company recorded an impairment loss in the first quarter of fiscal year 2009 for this decline in value. The capital loss, dividend income and impairment loss from the investment in UMC have all been excluded from the non-GAAP net loss calculation.

(8)	The capital gain related to cash distribution from one of the Company’s investments. Management believes that such capital gain on the investment is not related to the ongoing business and operating performance of Trident. As such, management believes that it is appropriate to exclude investment related gain from Trident’s non-GAAP financial measures.